UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 20, 2013

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, Michigan	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2013, the Board of Directors of Gentherm Incorporated (the “Corporation”) approved an amendment to the Corporation’s Bylaws.  The material provisions of the amendment establish the courts of the State of Michigan located in Oakland County and the United States District Court for the Eastern District of Michigan as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Michigan Business Corporation Act, as may be amended from time to time, or (iv) any action asserting a claim otherwise governed by the State of Michigan’s “internal affairs doctrine”.

The foregoing summary is qualified in its entirety by reference to the First Amendment to the Corporation’s Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.1	First Amendment to the Amended and Restated Bylaws of Gentherm Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips,
Vice-President and General Counsel

Date:  November 21, 2013

EXHIBIT INDEX

Number	Description

3.1	First Amendment to the Amended and Restated Bylaws of Gentherm Incorporated.